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HEWLETT-PACKARD COMPANY

(Name of Registrant as Specified In Its Charter)

WALTER B. HEWLETT, EDWIN E. VAN BRONKHORST AND THE WILLIAM R. HEWLETT REVOCABLE TRUST

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[Attached is the text of an advertisement that appears in the 3/7/02 edition of the Wall Street Journal]

Attention: All Hewlett-Packard Stockholders

HP–A BRIGHTER FUTURE WITHOUT COMPAQ
JUST ASK THE EXPERTS

HP STOCKHOLDERS COULD REALIZE $14 TO $17 MORE PER SHARE WITHOUT COMPAQ
UNDER A “FOCUS AND EXECUTE” STRATEGY1

We believe stockholders could realize $14 to $17 more per share without Compaq by following the three guiding principles underlying our “Focus and Execute” strategy, which can be summarized as:1

•	Re-allocate investment in Imaging & Printing and defend market leadership role

•	Build mid-range and high-end enterprise position by filling key gaps

•	Focus on profitability, not scale in PCs

“Walter Hewlett is right, I believe, about the merger compounding H-P’s problems because it increases its exposure to PCs at a time when the business has become depressingly commodity-based and nearly profitless.”

Jim Seymour, PC Magazine columnist, TheStreet.com, 2/25/02*

“We went through an exhaustive process, and Walter Hewlett’s alternative of a refocus on the enterprise business, with a serious look at spinning off the printer business is the best value alternative.”

Vinit Bodas, Brandes Investment Partners LP, 2/26/02

UNATTRACTIVE BUSINESS MIX

The proposed Compaq transaction would trade HP stockholders’ ownership in the crown jewel, Imaging & Printing, while more than doubling HP’s exposure to Compaq’s low-end commodity computing business.

“Our concern is that too often in the past numerous technology companies have prized the number one market share position as the ‘be-all, end-all’ measure of success, which has done little for investors.”

Walter J. Winnitzki, First Albany Corp., First Call, 3/05/02

“We remain opposed to the potential HWP/CPQ combination due to the dilution of HWP investors’ exposure to the imaging business, increased exposure to the unattractive PC business, unlikely benefit from economies of scale in the combined PC operations, relatively unattractive nature of CPQ’s services businesses, and risk of customer defections in Compaq’s enterprise installed base.”

Don Young, UBS Warburg, First Call, 1/31/02

UNACCEPTABLE AND SUBSTANTIAL INTEGRATION RISK

Technology mergers are extremely difficult to integrate due to the velocity, complexity and competitiveness in the technology markets. And this is a technology merger. HP’s estimated 18-24 months integration is a lifetime in the technology industry.2

“No large-scale high-tech merger has ever worked-ever...Melding two large and fiercely competitive organizations is a formidable challenge in any industry.”

David Yoffie, Harvard Business School, 12/17/01

“Putting two struggling businesses...together is like having two drowning people grab on to each other and pull each other down...there’s never been one of these deals in the history of the technology industry that’s ever worked.”

Michael Holland, Holland & Company, CNBC 3/02/02

“It’s an asymmetric payoff to the negative side, we feel, and it just isn’t worth taking on the huge integration risk for just a little bit of upside.”

Bruce Garelick, Loomis Sayles & Co., Bloomberg TV, 2/27/02

FINANCIAL IMPACT OF HP/COMPAQ MERGER TO HP STOCKHOLDERS
HAS BEEN AND WILL BE NEGATIVE

Since the announcement of the proposed Compaq merger, HP stockholders have lost almost $9 billion relative to an index of comparable companies.3 We expect HP stockholders would lose approximately $4.70 per share as a result of the proposed merger with Compaq.4 HP is paying a huge premium for Compaq — 48.2 times CY 2002 earnings vs. 19 times forward earnings for comparable transactions — and more than twice HP’s own multiple.5

“When it comes to substance, we favor the Hewlett argument.”

Kimberly Alexy, Prudential Securities, Inc., First Call, 2/19/02

“We believe that investors are taking on material risk for relatively modest upside to HWP’s standalone FY 2003 earnings.”

Toni Sacconaghi, Sanford Bernstein, First Call, 2/28/02

A $25 BILLION MISTAKE IS NOT THE HP WAY

WE URGE YOU TO VOTE “AGAINST” THE COMPAQ MERGER BY CHECKING THE “AGAINST” BOX ON YOUR GREEN PROXY. IF YOU’VE PREVIOUSLY SIGNED A WHITE PROXY VOTING FOR THE MERGER, YOU HAVE EVERY PROPER AND LEGAL RIGHT TO CHANGE YOUR MIND. SIMPLY SIGN, DATE AND MAIL BACK YOUR GREEN CARD PROMPTLY. PLEASE DO NOT RETURN ANY WHITE PROXY CARDS IN THE FUTURE.

*	Permission to use quotation neither sought nor obtained. 1 Based on assumptions outlined in a report titled “HP Has Higher Value, Lower Risk Strategic Alternatives to the Proposed Merger” filed with the SEC on 2/19/02. 2 Merger Communication Toolkit sent to HP managers for use in communicating with HP employees in connection with the merger, filed by HP pursuant to Rule 425 on 1/22/02. 3 The index of comparable companies represents the combined common stock performance of Accenture Ltd, Apple Computer Inc., Computer Sciences corporation, Dell, Electronic Data Systems Corporation, EMC Corporation, Gateway, Inc., International Business Machines Corporation, KPMG International, Network Appliance, Inc., and Sun Microsystems, Inc. These comparable companies are the same companies used by Goldman Sachs in performing its “Selected Companies Analysis” in connection with rendering its fairness opinion to HP 4 Based on assumptions outlined in a report titled “HP is Misleading Stockholders: Financial Analysis Illustrates that Compaq Merger Destroys Stockholder Value” filed with the SEC on 1/23/02. 5 Based on stock prices and First Call consensus estimates as of March 5, 2002 and the mean of the following precedent transactions: HP/Apollo in April 1989, At&T/NCR in December 1990, Gateway/Advanced Logic Research in June 1997, Compaq/Tandem in June 1997 and Compaq/DEC in January 1998.

Forward-Looking Statements. The views expressed in this advertisement are judgments, which are subjective in nature and in certain cases forward-looking in nature. This advertisement also contains estimates made without the benefit of actual measurement. Forward-looking statements and estimates by their nature involve risks, uncertainties and assumptions. Forward-looking statements and estimates are inherently speculative in nature and are not guarantees of actual measurements or of future developments. Actual measurements and future developments may and should be expected to differ materially from those expressed or implied by estimates and forward-looking statements. The information contained in this advertisement does not purport to be an appraisal of any business or business unit or to necessarily reflect the prices at which any business or business unit or any securities actually may be bought or sold.
03/07/02